Exhibit 99.1

Total System Services, Inc. 1600 First Avenue Post Office Box 2567 Columbus GA 31902-2567	+1.706.649.2307 +1.706.649.5740 www.tsys.com
For immediate release:
Contacts:

Cyle Mims	Shawn Roberts
TSYS Media Relations	TSYS Investor Relations
+1.706.644.3110	+1.706.644.6081
cylemims@tsys.com	shawnroberts@tsys.com
TSYS Board Approves Agreement with Synovus for Spin-Off
Fully independent TSYS best positioned to take advantage of market opportunities
Columbus, Ga., Oct. 25, 2007 — TSYS (NYSE: TSS), one of the world’s largest providers of outsourced payment services, today announced that it has entered into an agreement and plan of distribution with Synovus, under which Synovus plans to distribute all of its shares of TSYS common stock in a spin-off to Synovus shareholders. Under the terms and conditions of the agreement, TSYS will become a fully independent company. Prior to the spin-off transaction and in accordance with the agreement and plan of distribution, TSYS has agreed to pay a one-time aggregate cash dividend of $600 million to all TSYS shareholders, including Synovus. TSYS expects that the dividend will be funded by a combination of cash on hand and the use of a revolving credit facility.
     “This is a watershed event for both TSYS and Synovus that we believe will benefit the shareholders of both companies,” said Philip W. Tomlinson, chairman and chief executive officer of TSYS. “This transaction allows for broader diversification of our shareholder base; more liquidity in our shares; additional investment in strategic growth opportunities and potential acquisitions; and the opportunity for shareholders to value TSYS as a stand-alone, pure play in the payments processing market.”
     In the spin-off, Synovus will distribute its 80.8 percent equity stake in TSYS, on a pro rata basis, to Synovus shareholders as of a record date to be determined by the Synovus board (expected to be on or around December 18, 2007). Based on the number of Synovus and TSYS shares outstanding as of September 30, 2007, Synovus shareholders can expect to receive approximately 0.49 shares of TSYS common stock for every one share they own of Synovus; however, the final distribution ratio will be based on the number of Synovus shares outstanding on the record date and, accordingly, this preliminary distribution ratio is subject to change. No fractional shares of TSYS common stock will be issued. Synovus shareholders will receive the net cash value in lieu of any fractional share of TSYS. Following the spin-off, TSYS and Synovus will be two fully independent publicly traded companies, with neither retaining any ownership interest in the other.
     “It will be business as usual when it comes to our day-to-day operations following the spin-off. TSYS will continue to operate under its current brand name and the company headquarters will remain in Columbus, Georgia,” continued Mr. Tomlinson. “What will be different, however, is the greater flexibility we will have with respect to planning and executing our growth strategies,

TSYS Board Approves Agreement with Synovus for Spin-Off/p. 2 including the flexibility to issue shares of stock and incur debt without the constraints that exist within a bank holding company structure. TSYS will be in a much more desirable competitive position. Our team has consistently delivered outstanding performance during some very difficult times over the past few years and we are excited about our future growth opportunities.”
     Based on the number of TSYS shares outstanding as of September 30, 2007, it is expected that TSYS shareholders as of a record date to be determined by the TSYS board (expected to be on or around December 17,2007), will receive a cash dividend of $3.04 per share. The final per share dividend will be determined based on the number of TSYS shares outstanding on the record date for the TSYS cash dividend. TSYS intends for its annual dividend per share to remain at $0.28. Decisions regarding future dividends will be made by the TSYS Board of Directors based upon circumstances in existence at that time.
     The decision by the TSYS Board of Directors to agree to the terms of the spin-off, including the cash dividend, follows the recommendation by a special committee of independent TSYS directors. The TSYS special committee and the TSYS Board of Directors both concluded that the spin-off is in the best interests of TSYS and its shareholders.
     In connection with the spin-off, TSYS will be soliciting proxies for a special meeting of its shareholders in order to amend TSYS’ Articles of Incorporation and Bylaws to remove provisions that will no longer be appropriate once TSYS is a fully independent company.
     The transaction, including the declaration of the cash dividend, is expected to be completed by year-end 2007 and is subject to certain conditions, including the approval of the spin-off by the Georgia Department of Banking and Finance, which are set forth in the agreement and plan of distribution.
     Subject to the completion of the spin-off, the TSYS Board of Directors has extended to April 2010 TSYS’ current share repurchase program that was set to expire in April 2008 and increased the number of shares that may be repurchased under the plan from up to two million (of which approximately 1.1 million shares have been repurchased) to up to ten million shares.
     The special committee of the Board of Directors retained Goldman, Sachs & Co. as its financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP, and Rogers & Hardin LLP, as its legal advisors during its investigation of the spin-off transaction.
Conference Calls and Webcasts
     TSYS will host a conference call at 8:30 a.m. EDT, Friday, October 26, to further discuss the spin-off. The conference call can be accessed via simultaneous Internet broadcast at www.tsys.com by clicking on the “Conference Call” icon on the homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call.
     In addition, Synovus will host a joint conference call at 4:30 p.m. EDT today. Interested persons may listen to this conference call via simultaneous Internet broadcast at www.synovus.com by clicking on the “Live Webcast” icon on the Synovus homepage. The replay will be archived for 12 months and will be available approximately 30-45 minutes after the completion of the call.

TSYS Board Approves Agreement with Synovus for Spin-Off/p. 3
About TSYS
     TSYS (www.tsys.com) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit, healthcare, loyalty and prepaid services for financial institutions and retail companies in the Americas, EMEA and Asia-Pacific regions. Based in Columbus, Ga., TSYS (NYSE: TSS) has been closely held by Synovus Financial Corp. (NYSE: SNV), one of FORTUNE magazine’s “Most Admired Companies” and a member of its “100 Best Companies to Work For” for 10 consecutive years, since it’s initial public offering in 1983. For more information, contact news@tsys.com.
     This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements identified by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, those found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
Additional Information and Where to Find It
     TSYS intends to file with the Securities and Exchange Commission a proxy statement in connection with the proposed amendments to its Articles of Incorporation and those amendments to its Bylaws requiring shareholder approval. The proxy statement will be mailed to the shareholders of TSYS. SHAREHOLDERS OF TSYS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission’s website (http://www.sec.gov) or by contacting TSYS Investor Relations, P.O. Box 2567, Columbus, Georgia 31902-2567, telephone (706) 644-6081, or from the TSYS website, www.tsys.com.

TSYS Board Approves Agreement with Synovus for Spin-Off/p. 4
Participants in the Solicitation
     TSYS and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed amendments to TSYS’ Articles of Incorporation and those amendments to TSYS’ Bylaws requiring shareholder approval. The participants in such solicitation may include TSYS’ executive officers and directors. Further information regarding persons who may be deemed participants is set forth in the proxy statement for TSYS’ 2007 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 19, 2007, and will be available in TSYS’ proxy statement to be filed with the Securities and Exchange Commission in connection with the proposed amendments to TSYS’ Articles of Incorporation and Bylaws.
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